Exhibit 5.1

November 21, 2025

BIO-key International, Inc.

101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

Ladies and Gentlemen:

We are acting as counsel to BIO-key International, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) with respect to the offer and sale of up to 6,183,336 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company which may be offered and sold from time to time by the selling stockholder identified in the Registration Statement. The Shares consist of 6,183,336 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock (the “Warrants”) which were issued by the Company to the selling stockholder on October 27, 2025.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1993 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company’s board of directors and other records relating to the authorization, sale, and issuance of the Warrants and the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all persons executing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency, and the absence of change in the information contained therein from the effective date of any such certificate.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Warrants, including payment of the consideration for the Shares specified in the Warrants, will be validly issued, fully paid and non-assessable.

November 21, 2025

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date the Registration Statement is declared effective by the Commission. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter has been prepared for your use in connection with the offering described in the Registration Statement, speaks as of the date the Registration Statement is declared effective by the Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ FOX ROTHSCHILD LLP